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                                                                   EXHIBIT 10.43


                       ADVERTISING AND PROMOTION AGREEMENT

This Advertising and Promotion Agreement (the "Agreement") is entered into this 24th day of December, 1999 (the "Effective Date") between Yahoo! Inc. ("Yahoo"), a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051, and ARTISTdirect, Inc. ("ARTISTdirect"), a Delaware corporation with offices at 17835 Ventura Boulevard, Suite 310, Encino, CA 91316.

               In consideration of the mutual promises contained in this Agreement, Yahoo and ARTISTdirect hereby agree as follows:

1.      DEFINITIONS.

               The following terms are used in this Agreement with the respective meanings set forth below:

               "ARTISTdirect Banner" means an advertising unit that (a) promotes Music Products, ARTISTdirect Content or music related services available on the ARTISTdirect Network; (b) has dimensions no larger than 468 pixels wide by 60 pixels high; (c) does not contain more than six seconds of animation; (d) does not contain "looped" animation; (e) has a file size no larger than 15K; and (f) permits users to navigate directly to a Page on the ARTISTdirect Network primarily related to the content in the ARTISTdirect Banner.

               "ARTISTdirect Banner Category Pages" means those Pages within the categories of the Yahoo Directory identified in Exhibit A.

               "ARTISTdirect Banner Keywords" means those keywords identified in Exhibit A, except that Yahoo may substitute a comparable keyword (based on projected Page Views) for any ARTISTdirect Banner Keyword if it determines, in its sole discretion, that such substitution is reasonably necessary to avoid liability for third-party claims relating to alleged infringement or other improper use of the particular ARTISTdirect Banner Keyword.

               "ARTISTdirect Banner Pages" means the ARTISTdirect Banner Category Pages and the ARTISTdirect Banner Search Results Pages.

               "ARTISTdirect Banner Search Results Pages" means those Pages displayed upon a user's search of the Yahoo Directory for an ARTISTdirect Banner Keyword.

               "ARTISTdirect Brand Features" means all trademarks, service marks, logos and other distinctive brand features of ARTISTdirect that are used in or relate to its business.

               "ARTISTdirect Best Sellers Module" means an advertising unit substantially similar in form to the example set forth in Exhibit C that (a) contains a list of the top 5 best-selling recording artists, as provided by ARTISTdirect on a weekly basis; (b) contains an ARTISTdirect Branded Link; and
(c) permits users to navigate directly to an ARTISTdirect Biased Buy Page from each entry of the best-seller list.


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               "ARTISTdirect Biased Buy Page" means a Page within Yahoo Shopping
(a) to which users click through directly from the ARTISTdirect Best Sellers Module, the ARTISTdirect Billboard Module, the ARTISTdirect Buy It Button or the ARTISTdirect New Releases Module; (b) which permits users to purchase the Music Products promoted in the particular advertising unit only from the ARTISTdirect RMI Site; and (c) which is substantially similar in form to the example set forth in Exhibit D.

               "ARTISTdirect Billboard Module" means an advertising unit substantially similar in form to the example set forth in Exhibit E that (a) contains a list of the top 10 albums of the Billboard 200 albums and the corresponding recording artists, as provided by a third party; (b) contains an ARTISTdirect Branded Link; and (c) permits users to navigate directly to an ARTISTdirect Biased Buy Page from the first 10 album entries.

               "ARTISTdirect Branded Link" means a Link substantially similar in form to the example set forth in Exhibit F that (a) contains ARTISTdirect Brand Features; (b) has dimensions no larger than 120 pixels wide by 20 pixels high;
(c) is saved in GIF or JPG format; (d) has a file size no larger than 2K; (e) does not contain animation; (f) contains the phrase "Buy from" or comparable purchase reference text; and (g) permits users to navigate directly to the front Page of the ARTISTdirect RMI Site.

               "ARTISTdirect Buy It Button" means an advertising unit substantially similar in form to the example set forth in Exhibit G that (a) has dimensions no larger than 88 pixels wide by 31 pixels high; (b) has a file size no larger than 2K; (c) contains ARTISTdirect Brand Features; (d) contains text that is provided by Yahoo; and (e) permits users to navigate directly to an ARTISTdirect Biased Buy Page.

               "ARTISTdirect Chat Banner" means an advertising unit substantially similar in form to the example set forth in Exhibit X and to the ARTISTdirect Banner, except that the ARTISTdirect Chat Banner (a) has dimensions no larger than 468 pixels wide by 90 pixels high and (b) permits users to navigate directly to a Page on the ARTISTdirect Network primarily related to the content in the ARTISTdirect Chat Banner.

               "ARTISTdirect Content" means all materials, data and similar information relating to music that is collected or owned by ARTISTdirect, which is a collection of HTML files, digital audio files and certain related scripts. ARTISTdirect Content may include, but is not limited to (a) certain digital song tracks and clips from the ARTISTdirect database; (b) certain recording artists who participate in ARTISTdirect sponsored chat events; (c) certain webcasts of music concerts or other music related events; and (d) certain auctions of Music Products.

               "ARTISTdirect Destination Page" means any Page on the ARTISTdirect Network or the ARTISTdirect RMI Site to which users click through directly from any ARTISTdirect Link. For clarity, ARTISTdirect Destination Page does not mean any subsequent Page on the ARTISTdirect Network or the ARTISTdirect RMI Site to which users navigate from the original Destination Page.



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               "ARTISTdirect DHTML Module" means an advertising unit
substantially similar in form to the example set forth in Exhibit H that will be presented to the user in 1 of 2 views:

               (1) Opening View. The Opening View of this advertising unit (a)
                   promotes certain Music Products, certain ARTISTdirect Content or certain music related services available on the ARTISTdirect Network, as further promoted in the Expanded View of this advertising unit; (b) has dimensions no larger than 130 pixels wide by 40 pixels high; (c) does not contain animation; (d) may contain an image in GIF or JPG format; and
                   (e) has a file size no greater than 3K.

               (2) Expanded View. The Expanded View of this advertising unit (a)
                   promotes Music Products, ARTISTdirect Content or music related services available on the ARTISTdirect Network; (b) has a width no larger than 130 pixels and a variable height based on the number of characters used in accordance with subsection (d) below; (c) does not contain animation; and (d) contains headline text of no more than 18 characters, including spaces, and body text of no more than 200 characters, including spaces. The body text may contain text links that permit users to navigate directly to Pages on the ARTISTdirect Network primarily related to the content in the Expanded View of this advertising unit, as long as at least one text link permits users to navigate directly to a Page on the ARTISTdirect RMI Site dedicated to the on-line purchase of the Music Products promoted in the Expanded View of this advertising unit.

               "ARTISTdirect E-Mail Message" means an electronic mail message substantially similar in form to the example set forth in Exhibit I that (a) presents users with a promotional offer regarding the on-line sale of Music Products by ARTISTdirect or the provision of ARTISTdirect Content or music related services by ARTISTdirect at no cost to the user (e.g., 30% discount on the purchase of compact discs, free music downloads); (b) is targeted to participating registered Yahoo Mail users who have indicated an interest in music in their Yahoo profiles based on 1 of the following 5 variables (as selected by ARTISTdirect and subject to availability), which are provided by registered Yahoo Mail users upon registration: age, gender, occupation, interest, zip code; (c) conforms to Yahoo Delivers' then current guidelines; (d) is a single HTML message that does not exceed 425 pixels in width, which Yahoo will enclose within a table and place between the required header and footer information; (e) consists of HTML code that is free of errors and passes the weblink validation checker; (f) has a total file size, including HTML code and graphics, no larger than 30K; (g) does not have more than six seconds of animation; (h) does not contain "looped" animation; (i) does not contain Java, JavaScript, frames, ActiveX, or dynamic HTML; (j) does not have body background image or color, except that colored tables may be used to simulate a background color; (k) addresses users as Yahoo Delivers members (e.g., "An exclusive offer for Yahoo Delivers members."); (l) has a subject line that contains no more than 35 characters, including spaces, and conforms to the following format: "Yahoo!
Delivers: A Special Offer from ARTISTdirect"; and (m) permits users to navigate directly to a Page on the ARTISTdirect Network primarily related to the content in the ARTISTdirect E-Mail Message.



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               "ARTISTdirect Front Page Promotion" means a promotion that (a)
includes the ARTISTdirect Front Page Promotion Banner; (b) runs for at least 2 weeks, unless otherwise mutually agreed by the parties; (c) runs no more frequently than once per calendar quarter; and (d) complies with Yahoo's then current guidelines with respect to front Page promotions, currently located at http://docs.yahoo.com/docs/advertising/csguide/index.html.

               "ARTISTdirect Front Page Promotion Banner" means an advertising unit substantially similar in form to the example set forth in Exhibit J that
(a) presents users with a promotional offer regarding the on-line sale of Music Products by ARTISTdirect or the provision of ARTISTdirect Content or music related services by ARTISTdirect at no cost to the user (e.g., 30% discount on the purchase of compact discs, free music downloads, win tickets to see Sting in concert); (b) has dimensions no larger than 230 pixels wide by 33 pixels high;
(c) does not contain more than 6 seconds of animation; (d) does not contain "looped" animation; (e) has a file size no greater than 3K and (f) permits users to navigate directly to a Page on the ARTISTdirect Network primarily related to the content in the ARTISTdirect Banner.

               "ARTISTdirect Keyword Module" means an advertising unit substantially similar in form to the example set forth in Exhibit K that (a) promotes the on-line sale of Music Products by ARTISTdirect; (b) has dimensions no larger than 88 pixels wide by 31 pixels high; (c) does not contain animation;
(d) has a file size no greater than 2K (e) contains ARTISTdirect Brand Features that permit users to navigate directly to the front Page of the ARTISTdirect RMI Site; (f) contains 3 text links on 3 lines that do not exceed 16 characters per line, including spaces; and (g) permits users to navigate directly to Pages on the ARTISTdirect RMI Site that ARTISTdirect deems appropriate, except that each Page must present users with a prominent opportunity to purchase on-line the Music Products promoted in the ARTISTdirect Keyword Module.

               "ARTISTdirect Keyword Module Category Pages" means those Pages within the categories of the Yahoo Directory identified in Exhibit B, as amended by Yahoo from time to time to account for changes in the organization of the Yahoo Directory.

               "ARTISTdirect Keyword Module Keywords" means those keywords identified in Exhibit B, except that Yahoo may substitute a comparable keyword (based on projected Page Views) for any ARTISTdirect Keyword Module Keyword if it determines, in its sole discretion, that such substitution is reasonably necessary to avoid liability for third-party claims relating to alleged infringement or other improper use of the particular ARTISTdirect Keyword Module Keyword.

               "ARTISTdirect Keyword Module Pages" means the ARTISTdirect Keyword Module Category Pages and the ARTISTdirect Keyword Module Search Results Pages.

               "ARTISTdirect Keyword Module Search Results Pages" means those Pages displayed upon a user's search of the Yahoo Directory for an ARTISTdirect Banner Keyword.

               "ARTISTdirect Link" means any Link placed by Yahoo under this Agreement, including but not limited to the ARTISTdirect Banner, the ARTISTdirect Chat Banner, the ARTISTdirect Shopping Banner, the ARTISTdirect Front Page Promotion Banner, the ARTISTdirect Best Sellers Module, the ARTISTdirect Billboard Module, the ARTISTdirect Buy



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It Button, the ARTISTdirect DHTML Module, the ARTISTdirect Keyword Module, the
ARTISTdirect Message Boards Module, the ARTISTdirect New Releases Module, the ARTISTdirect Sweepstakes Button, the ARTISTdirect Sweepstakes Text Link, the Yahoo Mail Welcome Module and the Yahoo Mail Logout Module.

               "ARTISTdirect Message Boards Module" means an advertising unit substantially similar in form to the example set forth in Exhibit L that (a) promotes Music Products, ARTISTdirect Content or music related services available on the ARTISTdirect Network, except that the ARTISTdirect Message Boards Module may not promote message boards on the ARTISTdirect Network; (b) has dimensions no larger than 125 pixels wide by 125 pixels high; (c) does not contain more than six seconds of animation; (d) does not contain "looped" animation; (e) has a file size no greater than 10K; and (f) permits users to navigate directly to a Page on the ARTISTdirect Network primarily related to the content in the ARTISTdirect Message Boards Module.

               "ARTISTdirect New Releases Module" means an advertising unit substantially similar in form to the example set forth in Exhibit M that (a) contains 3 images of album art, where each image has dimensions no larger than 80 pixels wide by 80 pixels high, a file size no greater than 3K and permits users to navigate directly to an ARTISTdirect Biased Buy Page; (b) contains 3 lines of text, where each line provides either the name of the artist or the title of the album in the corresponding image and serves as a text link that permits users to navigate directly to an ARTISTdirect Biased Buy Page; and (c) contains an ARTISTdirect Branded Link.

               "ARTISTdirect Replacement Module" means an advertising unit that
(a) contains at least one link; (b) has dimensions no smaller than the ARTISTdirect DHTML Module Opening View and no larger than the Expanded View; and
(c) has other specifications as mutually agreed upon by the parties.

               "ARTISTdirect RMI Site" means those Pages within the ARTISTdirect Network as hosted by Yahoo and included in the Yahoo Remote Merchant Integration Program.

               "ARTISTdirect Shopping Banner" means an advertising unit substantially similar in form to the ARTISTdirect Banner, except that the ARTISTdirect Shopping Banner permits users to navigate directly to a Page on the ARTISTdirect RMI Site primarily related to the content in the ARTISTdirect Shopping Banner.

               "ARTISTdirect Network" means the Web properties owned or operated on behalf of ARTISTdirect, which are dedicated to the on-line promotion and sale of Music Products and are currently located at http://www.artistdirect.com, http://www.ubl.com, http://www.imusic.com and http://www.downloadsdirect.com.

               "ARTISTdirect Sweepstakes Button" means an advertising unit substantially similar in form to the example set forth in Exhibit N that (a) contains a sweepstakes with a minimum retail prize value of [***]* (to be provided by Yahoo); (b) contains text that is provided by Yahoo in consultation with ARTISTdirect; (c) permits users to interact with the


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        * Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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ARTISTdirect Network as mutually agreed upon by the parties; (d) does not contain ARTISTdirect Brand Features; (e) is further outlined in a production scheduled mutually agreed upon by the parties; and (f) permits users to navigate directly to an ARTISTdirect Sweepstakes Page that will contain ARTISTdirect Brand Features, and the ARTISTdirect Brand Features permit users to navigate directly to the front Page of the ARTISTdirect Network, currently located at http://www.artistdirect.com.

               "ARTISTdirect Sweepstakes Page" means a Page substantially similar in form to the example set forth in Exhibit P that (a) is hosted by Yahoo; (b) may contain Yahoo Brand Features and will contain ARTISTdirect Brand Features that permit users to navigate directly to the front Page of the ARTISTdirect Network, currently located at http://www.artistdirect.com; and (c) permits user to register for a sweepstakes.

               "ARTISTdirect Sweepstakes Text Link" means an advertising unit substantially similar in form to the example set forth in Exhibit O that (a) contains a sweepstakes with a minimum retail prize value of [***]* (to be provided by Yahoo); (b) contains text that is provided by Yahoo in consultation with ARTISTdirect; (c) permits users to interact with the ARTISTdirect Network as mutually agreed upon by the parties; (d) does not contain ARTISTdirect Brand Features; (e) is further outlined in a production scheduled mutually agreed upon by the parties; and (f) permits users to navigate directly to an ARTISTdirect Sweepstakes Page that will contain ARTISTdirect Brand Features, and the ARTISTdirect Brand Features permit users to navigate directly to the front Page of the ARTISTdirect Network, currently located at http://www.artistdirect.com.

               "FTC Order" means that certain "Decision and Consent Order" issued by the U.S. Federal Trade Commission on February 5, 1999 against GeoCities, Inc., a California corporation acquired by Yahoo, attached hereto as Exhibit T and any and all subsequent or related official materials, regulations, laws judgements or orders.

               "Launch Date" means the date on which the ARTISTdirect RMI Site is made publicly available by Yahoo.

               "Link" or "link" means a visible graphic or textual indicator located within a Page that permits a user to navigate the World Wide Web; when selected by a user, this indicator directs the user's internet browser connection onward to a specified Page on the same or any other Web site via a URL (whether perceptible or not) and establishes a direct connection between the browser and the new Page.

               "Music Merchant" means any company or other third party that derives at least 50% of its revenue from the on-line sale of Music Products.

               "Music Merchant Best Sellers Module" means an advertising unit that (a) conforms to the specifications of the ARTISTdirect Best Sellers Module and (b) is placed on the same Pages on which the ARTISTdirect Best Sellers Module is placed.


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        * Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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               "Music Merchant Modules" means (a) the ARTISTdirect Billboard
Module, the ARTISTdirect Buy It Button, the ARTISTdirect DHTML Module, the ARTISTdirect Keyword Module, the ARTISTdirect New Releases Module, the ARTISTdirect Sweepstakes Button and the ARTISTdirect Sweepstakes Text Link, and
(b) those advertising units that (1) conform to the specifications of the aforementioned ARTISTdirect advertising units and (2) are placed within the same area of the same Pages on which the aforementioned ARTISTdirect advertising units are placed, either adjacent to the aforementioned ARTISTdirect advertising units or in rotation with the aforementioned ARTISTdirect advertising units.

               "Music Products" means music recordings and other music related merchandise (i.e., compact discs, cassettes tapes, mp3 files and other audio formats, music videos and other audio/video formats, music concert memorabilia, including but not limited to clothing and posters that commemorate the music concert, and recording artist memorabilia, including but not limited to clothing and posters that feature the recording artist).

               "Music Merchant Program" means Yahoo's program consisting of certain advertising and promotional activities with Music Merchants as further described in this Agreement.

               "Page" means any World Wide Web page (or, for on-line media other than Web sites, the equivalent unit of the relevant protocol).

               "Page View" mean a user's request for a Page as measured by Yahoo's advertising reporting system.

               "Run of Music Rooms" means banner placements in the south banner position across the chat rooms within the music category of Yahoo Chat.

               "Run of Network" means banner placements in the north banner position across the Yahoo Properties.

               "Run of Yahoo Music" means banner placements in the north banner position across Yahoo Music.

               "Run of Yahoo Shopping" means banner placements in the north banner position across Yahoo Shopping.

               "Term" means the period beginning on the Effective Date and continuing for twenty-four (24) months from the Launch Date, unless either party terminates this Agreement on an earlier date in accordance with Section 12.

               "Yahoo Brand Features" means all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to its business.

               "Yahoo Chat" means Yahoo's U.S. targeted chat property, currently located at http://chat.yahoo.com.



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               "Yahoo Delivers" means Yahoo's U.S. targeted direct marketing program conducted via Yahoo Mail.

               "Yahoo Digital" means Yahoo's U.S. targeted digital music property, currently located at http://digital.yahoo.com.

               "Yahoo Directory" means Yahoo's principal U.S. targeted directory to the World Wide Web, currently located at http://www.yahoo.com.

               "Yahoo Mail" means Yahoo's U.S. targeted electronic mail property, currently located at http://mail.yahoo.com.

               "Yahoo Mail Logout Module" means an advertising unit substantially similar in form to the example set forth in Exhibit R that (a) is targeted to certain registered Yahoo Mail users based on age, gender, interest or occupation (e.g., users whose Yahoo profiles reflect an age between 18 and 35); (b) has dimensions no larger than 88 pixels wide by 31 pixels high; (c) has a file size no greater than 2K; (d) contains no more than 25 characters of text, including spaces; (e) contains a pull down menu with a file size no greater than 1.35K and with no more than 5 options; (f) does not contain animation; and (g) permits users to navigate directly to a Page on the ARTISTdirect Network that
(1) is dedicated to the on-line purchase of the Music Products promoted in the Yahoo Mail Logout Module or (2) presents users with a promotional offer regarding the on-line sale of Music Products by ARTISTdirect or the provision of ARTISTdirect Content or music related services by ARTISTdirect at no cost to the user (e.g., free music downloads, access to ARTISTdirect Content that is not available to the general public, discounts on the on-line purchase of Music Products, free shipping and handling on the on-line purchase of Music Products).

               "Yahoo Mail Logout Page" means a Page substantially similar in form to the example set forth in Exhibit R that is the first Page presented to a user after the user clicks on the "Sign Out" Link in Yahoo Mail.

               "Yahoo Mail Welcome Module" means an advertising unit substantially similar in form to the example set forth in Exhibit Q that (a) is targeted to certain registered Yahoo Mail users based on age, gender, interest or occupation (e.g., users whose Yahoo profiles reflect an age between 18 and 35); (b) has dimensions no larger than 88 pixels wide by 31 pixels high; (c) has a file size no greater than 2K; (d) contains 2 lines of text, not to exceed 25 characters, including spaces, per line; (e) does not contain animation; and (f) permits users to navigate directly to a Page on the ARTISTdirect Network that
(1) is dedicated to the on-line purchase of the Music Products promoted in the Yahoo Mail Welcome Module or (2) presents users with a promotional offer regarding the on-line sale of Music Products by ARTISTdirect or the provision of ARTISTdirect Content or music related services by ARTISTdirect at no cost to the user (e.g., free music downloads, access to ARTISTdirect Content that is not available to the general public, discounts on the on-line purchase of Music Products, free shipping and handling on the on-line purchase of Music Products).

               "Yahoo Mail Welcome Page" means a Page substantially similar in form to the example set forth in Exhibit Q that (a) is the first Page presented to a user after the user



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successfully enters a Yahoo ID and password for a Yahoo Mail account and (b) is presented to the user each time the user accesses the Yahoo Mail account before clicking on the "Sign Out" Link in Yahoo Mail or before the Yahoo Mail system signs out the user (e.g., for a sustained period of inactivity).

               "Yahoo Message Boards" means Yahoo's U.S. targeted message board property, currently located at http://messages.yahoo.com.

               "Yahoo Music" means Yahoo's U.S. targeted music property, currently located at http://music.yahoo.com.

               "Yahoo Properties" means any Yahoo branded or co-branded media properties, including but not limited to Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

               "Yahoo Remote Merchant Integration Program" means that program through which Yahoo integrates certain Web sites of remote on-line merchants into Yahoo Shopping.

               "Yahoo Remote Merchant Integration Program Agreement" means the agreement set forth in Exhibit V.

               "Yahoo Shopping" means Yahoo's U.S. targeted shopping property, currently located at http://shopping.yahoo.com.

2.      ARTISTDIRECT BANNERS.

               2.1 Yahoo will provide the ARTISTdirect Banner, on a rotating basis until its Page View obligation under Section 10.1 is met, on ARTISTdirect Banner Pages, through Run of Yahoo Music and, based on an interest in music (i.e., targeted to registered Yahoo users who have indicated an interest in music in their Yahoo profiles), through Run of Network.

               2.2 Yahoo will provide the ARTISTdirect Chat Banner, on a rotating basis until its Page View obligation under Section
                     10.1 is met, through Run of Music Rooms.

               2.3 Yahoo will provide the ARTISTdirect Shopping Banner, on a rotating basis until its Page View obligation under Section
                     10.1 is met, through Run of Yahoo Shopping.

               2.4 Yahoo will provide the ARTISTdirect Front Page Promotion Banner on a rotating basis in connection with the ARTISTdirect Front Page Promotion.

3.      ARTISTDIRECT BUTTONS AND MODULES.

               3.1 During the Term, Yahoo will provide the ARTISTdirect Best Sellers Module on Pages within Yahoo Digital, Yahoo Music and Yahoo Shopping.



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               3.2   Yahoo will provide the ARTISTdirect Billboard Module, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant (as defined in Section 9.1) during the Term, on Pages within Yahoo Shopping.

               3.3 Yahoo will provide the ARTISTdirect Buy It Button, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant during the Term, on Pages within Yahoo Music.

               3.4 Yahoo will provide the ARTISTdirect DHTML Module, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant during the Term, on Pages within Yahoo Music. In the event that Yahoo cannot provide the ARTISTdirect DHTML Module, Yahoo will provide the ARTISTdirect Replacement Module on a rotating basis with the Selected Music Merchant on Pages within Yahoo Music during the time that Yahoo is unable to provide the ARTISTdirect DHTML Module. The continued provision of the ARTISTdirect Replacement Module will be subject to review at the quarterly meetings described in Section 10.3.

               3.5 Yahoo will provide the ARTISTdirect Keyword Module, on a rotating basis with and adjacent to the corresponding Music Merchant Module of the Selected Music Merchant during the Term, on the ARTISTdirect Keyword Module Pages.

               3.6 Yahoo will provide the ARTISTdirect Message Boards Module, on a rotating basis until its Page View obligation under
                     Section 10.1 is met, on Pages within the music category of Yahoo Message Boards.

               3.7 Yahoo will provide the ARTISTdirect New Release Module, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant during the Term, on Pages within Yahoo Shopping.

               3.8 Yahoo will provide the Yahoo Mail Welcome Module, on a rotating basis until its Page View obligation under Section
                     10.1 is met, on the Yahoo Mail Welcome Page.

               3.9 Yahoo will provide the Yahoo Mail Logout Module, on a rotating basis until its Page View obligation under Section
                     10.1 is met, on the Yahoo Mail Logout Page.

4.      ARTISTDIRECT SWEEPSTAKES BUTTON AND SWEEPSTAKES TEXT LINK.

               4.1 Yahoo will provide the ARTISTdirect Sweepstakes Button, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant until its Page View obligation under Section 10.1 is met, on Pages within the music category of Yahoo Shopping.



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               4.2   Yahoo will provide the ARTISTdirect Sweepstakes Text Link, on a rotating basis with the corresponding Music Merchant Module of the Selected Music Merchant until its Page View obligation under Section 10.1 is met, on Pages within Yahoo Music.

               4.3 Yahoo will provide as many as [***]* separate sweepstakes (the "Sweepstakes") in connection with the ARTISTdirect Sweepstakes Button and the ARTISTdirect Sweepstakes Text Link. ARTISTdirect will be responsible for creating the Sweepstakes, including but not limited to drafting the official rules that will govern the Sweepstakes and the acquisition and fulfillment of all prizes in connection with the Sweepstakes, except that Yahoo will provide ARTISTdirect with 1 prize of retail value not less than [***]* for each Sweepstakes that is conducted under this Agreement. The Sweepstakes will be (a) subject to Yahoo's approval, which will not be unreasonably withheld, and (b) conducted in accordance with Yahoo's then current guidelines with respect to sweepstakes. The parties acknowledge and agree that Yahoo's approval of the official rules for the Sweepstakes will not constitute an opinion as to the legal appropriateness or adequacy of such rules or their manner of use.

               4.4 In connection with the Sweepstakes, Yahoo will present users who participate in the Sweepstakes with the opportunity to receive an electronic mail message (the "Follow-Up E-Mail"). Upon ARTISTdirect's election, Yahoo will deliver the Follow-Up E-Mail on behalf of ARTISTdirect to those users who opt to receive the Follow-Up E-Mail. ARTISTdirect will provide to Yahoo all text of the Follow-Up E-Mail, and such text will be subject to Yahoo's approval, which will not be unreasonably withheld.

5.      ARTISTDIRECT E-MAIL MESSAGE.


               5.1 Yahoo will deliver [***]* ARTISTdirect E-Mail Messages to those registered Yahoo Mail users who (a) have indicated in their Yahoo Mail preferences an interest in music and a willingness to receive promotional offers via Yahoo Delivers and (b) have provided information in their Yahoo profiles that matches the value selected by ARTISTdirect for purposes of targeting the ARTISTdirect E-Mail Message. Yahoo will deliver the ARTISTdirect E-Mail Message in accordance with Yahoo's privacy policy.


               5.2 ARTISTdirect will provide to Yahoo all text of the ARTISTdirect E-Mail Message and any other materials necessary for ARTISTdirect to participate in Yahoo Delivers. Such materials will be (a) subject to Yahoo's approval, which will not be unreasonably withheld, and (b)


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        * Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                     consistent with Yahoo's policies and guidelines for such messages and for Yahoo Delivers generally.

6.      ARTISTDIRECT FRONT PAGE PROMOTION.

               6.1 During the Term, and in connection with the ARTISTdirect Front Page Promotion Banner, Yahoo will provide the ARTISTdirect Front Page Promotion no more frequently than [***]* until its Page View obligation under Section 10.1 is met.

7.      ARTISTDIRECT CONTENT.

               7.1 During the Term and in ARTISTdirect's sole discretion, ARTISTdirect will apprise Yahoo of ARTISTdirect Content when ARTISTdirect develops or acquires such ARTISTdirect Content. Yahoo will, in its sole discretion, consider ARTISTdirect Content for inclusion in appropriate areas of the Yahoo Properties. Under no circumstances will ARTISTdirect be under any obligation, express or implied, to provide ARTISTdirect Content to Yahoo, nor will Yahoo be under any obligation, express or implied, to include any ARTISTdirect Content in any Yahoo Property. If Yahoo chooses to include ARTISTdirect Content in any Yahoo Property, the terms of such inclusion will be mutually agreed upon by the parties.

8.      IMPLEMENTATION.

               8.1 Yahoo will be solely responsible for the user interface and placement of the ARTISTdirect Links and ARTISTdirect will be solely responsible for and will provide Yahoo with all text, artwork and design elements of the ARTISTdirect Links. The parties will use commercially reasonable efforts to make available on Yahoo (a) the ARTISTdirect Banners on or before January 7, 2000 and (b) the other ARTISTdirect Links on or before January 14, 2000. In any event, ARTISTdirect will deliver to Yahoo all the text, artwork and design elements of the ARTISTdirect Banner no later than January 7, 2000 and all text, artwork and design elements of the other ARTISTdirect Links no later than January 14, 2000.

               8.2 Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of the ARTISTdirect Links or any Yahoo Property on which an ARTISTdirect Link is placed. If such a modification materially and adversely affects any specific ARTISTdirect Link, Yahoo will provide ARTISTdirect, as its sole remedy, with a comparable promotional placement on the Yahoo Properties.


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Securities and Exchange Commission.

               8.3 ARTISTdirect will provide to Yahoo all URLs, URL formats (as applicable), content and other materials necessary for Yahoo to provide the ARTISTdirect Links in accordance with the specifications set forth in this Agreement and Yahoo's standard advertising guidelines, currently located at http://docs.yahoo.com/docs/advertising/ (the "ARTISTdirect
                     Deliverables") on or before the ARTISTdirect Deliverables Due Date. All content and material contained in the ARTISTdirect Links will be subject to Yahoo's approval, which will not be unreasonably withheld, and must comply with all applicable federal, state and local laws, rules and regulations, including but not limited to consumer protection laws and any rules and regulations governing product claims, truth in labeling or false advertising.

               8.4 During the Term, ARTISTdirect hereby grants to Yahoo a non-exclusive, non-transferable, non-sublicensable, worldwide, fully paid license to use, reproduce and display the ARTISTdirect Brand Features solely (a) to indicate the location of the ARTISTdirect Links as set forth herein and
                     (b) in connection with the marketing and promotion of ARTISTdirect in the Yahoo Properties pursuant to this Agreement.

               8.5 In no event will any ARTISTdirect Destination Page contain graphic or text links, advertisements or promotions of [***]* (the "Yahoo Competitors"). Yahoo will be entitled to update the list of Yahoo Competitors on a quarterly basis. The foregoing exclusion of Yahoo Competitors does not apply to any graphic or text link that serves as attribution for, and appears adjacent to, original content that is presented on an ARTISTdirect Destination Page, unless Yahoo determines, in its reasonable discretion, that such link is promotional in nature. If Yahoo makes such a determination, or if Yahoo becomes aware of any link, advertisement or promotion that potentially violates this Section 8.5, Yahoo will notify ARTISTdirect and may request that ARTISTdirect (a) remove, revise or replace suck link, advertisement or promotion; (b) specify a different Destination Page to which the particular advertising unit will direct users; or (c) any alternative solution to which the parties mutually agree. If the parties cannot resolve the matter within 5 business days of Yahoo's notice to ARTISTdirect, Yahoo reserves the right to remove or disable the particular advertising unit and to prorate its Page View obligation for this Music Merchant Program as a whole (e.g., based on the Page View allocation set forth in Section 10.2(d) and a 24 month Term, if Yahoo were to remove or disable the ARTISTdirect Chat Banner under this
                     Section 8.5 and the parties did not resolve the matter for 10 days, then Yahoo's Page View obligation for this Music Merchant Program would be reduced by [***]* Page Views.



               8.6 Within 45 days after the Effective Date of this Agreement, ARTISTdirect will place a Yahoo graphic link on all ARTISTdirect Destination Pages. The Yahoo graphic link must (a) be placed in a manner approved by Yahoo, which approval will not be unreasonably withheld; (b) contain the Yahoo name and logo as provided by Yahoo; and (c) directly link the user back to a Page on the Yahoo Properties designated by Yahoo.


               8.7 During the Term, Yahoo hereby grants to ARTISTdirect a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features as described in Section 8.6.


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The confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.

               8.8 ARTISTdirect and Yahoo will execute the Yahoo Remote Merchant Integration Program Agreement, attached hereto as
                     Exhibit V, on the Effective Date of this Agreement.

               8.9 ARTISTdirect will issue to Yahoo a warrant (the "Warrant") substantially in the form attached hereto as Exhibit W on the Effective Date of this Agreement.

               8.10 The ARTISTdirect Network will (a) handle [***]* simultaneous requests; (b) have a minimum [***]* uptime and maximum [***]* downtime per calendar quarter of the term (except for planned downtime that may be required for system enhancements, upgrades or preventative maintenance); and (c) ensure that data transfers from the ARTISTdirect Network to the Yahoo Properties initiate within fewer than [***]* seconds, on average, of request. The parties acknowledge and agree that a failure of the ARTISTdirect Network to meet the aforementioned performance standards for any calendar quarter is a material breach for the purposes of Section 12.2(b).

               8.11 Within 90 days after the Effective Date of this Agreement, the parties will use commercially reasonable efforts (e.g., Yahoo making a written request to Media Metrix), to credit ARTISTdirect with the traffic and reach statistics generated from users who view Pages on the ARTISTdirect RMI Site, as reported by Media Metrix. If the parties cannot devise a means of officially crediting ARTISTdirect with these statistics, either by a change in technology or by a change in Media Metrix's reporting policies, ARTISTdirect's sole remedy will be to raise the issue during the quarterly review set forth in Section 10.3.

9.      LIMITED EXCLUSIVITY; RIGHT OF FIRST PRESENTATION.

               9.1 Commencing on January 1, 2000 and continuing through the Term, Yahoo will (a) not sell the Music Merchant Best Sellers Module to any third party; (b) not sell the Music Merchant Modules to more than 1 Music Merchant (the "Selected Music Merchant"); and (c) except as set forth in subsection (b) above, not sell the right to present users with an explicit offer to purchase Music Products on-line (e.g., "Click here to buy the new Madonna album.") in the text of any advertising unit that is place on an ARTISTdirect Keyword Module Page or a Page within Yahoo Music on which an ARTISTdirect Best Sellers Module, an ARTISTdirect Buy It Button, an ARTISTdirect DHTML Module or an ARTISTdirect Sweepstakes Text Link is placed.

               9.2 The parties acknowledge and agree that, with respect to the Music Merchant Modules only, placement of ARTISTdirect's Music Merchant Modules will rotate equally with placement of the Music Merchant Modules of the Selected Music Merchant.

               9.3 ARTISTdirect acknowledges and agrees that, except with respect to the foregoing limited exclusivity of Sections
                     9.1 and 9.2 above, Yahoo is not precluded from, among other things, promoting or placing any advertising units of a Music Merchant or any other entity in any area of the Yahoo Properties.

               9.4 In the event that Yahoo develops enhancements that materially improve the size, appearance or placement of (a) any ARTISTdirect Link or (b) any other advertising unit made available to Music Merchants generally,


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The confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.

                     Yahoo will provide ARTISTdirect with written notice of such enhancements prior to their release and will describe Yahoo's reasonable business requirements for providing such enhancements to ARTISTdirect.


               9.5 In the event that Yahoo, in its sole discretion, elects (a) to extend this Music Merchant Program beyond the Term or
                     (b) subject to the limited exclusivity set forth in Section
                     9.1 above, to develop for any area of the Yahoo Properties a new merchant advertising program that promotes either the on-line sale of Music Products or the on-line offering of music-related content and is projected to generate 500 million or more Page Views, Yahoo will provide written notice to ARTISTdirect that describes Yahoo's reasonable business requirements for participation in such program (the "Presentment Notice"). With respect to an extension of this Music Merchant Program, Yahoo will provide a Presentment Notice to ARTISTdirect at least 30 days prior to the expiration of the Term. The parties will use good faith efforts to negotiate and execute a written agreement under reasonable terms and conditions with respect to any opportunity presented in a Presentment Notice. If ARTISTdirect declines to commence negotiations with Yahoo within 5 days after ARTISTdirect receives a Presentment Notice from Yahoo, or if the parties fail to reach agreement within 30 days following the commencement of good faith negotiations, or such later date as is agreed by the parties, Yahoo may offer the opportunity to any third party.


10.     PAGE VIEWS.

               10.1 With respect to the ARTISTdirect Links, Yahoo will deliver a minimum of [***]* Page Views.

               10.2 Yahoo will use commercially reasonable efforts to deliver the aforementioned Page Views according to the allocation set forth below, but Yahoo's Page View obligation is with respect to the Music Merchant Program as a whole. Yahoo will not be in breach of this Agreement for failure to deliver the specific number of Page Views in any of the areas set forth below:

                     (a) [***]* Page Views of the ARTISTdirect Front Page
                         Promotion Banner;

                     (b) [***]* Page Views of the Yahoo Mail Welcome Module and
                         the Yahoo Mail Logout Module;

                     (c) [***]* Page Views of the ARTISTdirect Banner as
                         follows:

                         (1) [***]* Page Views through Run of Network based on an interest in music (i.e., targeted to registered Yahoo users who have indicated an interest in music in their Yahoo profiles);

                         (2)  [***]* Page Views through Run of Yahoo Music;

                         (3) [***]* Page Views on ARTISTdirect Banner Category Pages;

                         (4) [***]* Page Views on ARTISTdirect Banner Search Results Pages;

                     (d) [***]* Page Views of the ARTISTdirect Chat Banner;

                     (e) [***]* Page Views of the ARTISTdirect Shopping Banner;

                     (f) [***]* Page Views of the ARTISTdirect Message Boards
                         Module;

                     (g) [***]* Page Views of the ARTISTdirect DHTML Modules;

                     (h) [***]* Page Views of the ARTISTdirect Sweepstakes Text
                         Link;

                     (i) [***]* Page Views of the ARTISTdirect Sweepstakes
                         Button;

                     (j) [***]* Page Views of the ARTISTdirect Best Sellers
                         Module;

                     (k) [***]* Page Views of the ARTISTdirect Billboard
                         Module;

                     (l) [***]* Page Views of the ARTISTdirect New Releases
                         Module;

                     (m) [***]* Page Views of the ARTISTdirect Keyword Module;

                     (n) [***]* Page Views of the ARTISTdirect Buy It Button.

               10.3 On a quarterly basis, Yahoo and ARTISTdirect will meet to discuss the performance of this Music Merchant Program as a whole and agree to consider in good faith ways to optimize elements of this Music Merchant Program. In the event that Yahoo fails to deliver the number of Page Views set forth in Section 10.1 before expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Sections 2.3 and 4 in the areas of the Yahoo Properties set forth therein (or similar inventory mutually agreed upon by the parties) beyond the end of the Term (at no additional fee to ARTISTdirect beyond those fees set forth in Section 11) until such Page View obligation is satisfied. If Yahoo does not satisfy its Page View obligation within 120 days after the expiration of the Term, then ARTISTdirect will be entitled to a prorated refund equal to the amount calculated by multiplying the CPM [***]* by the undelivered number of Page Views divided by 1000, payable 20 days after the third party audit of the most recent applicable quarter. The parties acknowledge and agree that the CPM referenced above has no other significance in this Agreement other than to calculate the prorated refund due to ARTISTdirect. The provisions of this
                     Section 10.3 set forth the entire liability of Yahoo, and ARTISTdirect's sole remedy, for Yahoo's failure to meet its Page View obligation set forth in Section 10.1.

               10.4 On a regular basis and at ARTISTdirect's reasonable request, Yahoo will provide ARTISTdirect with access to an electronic database, the accuracy of which is periodically reviewed and certified by Ernst & Young, LLP or a similarly reputable and independent entity, that describes in reasonable detail Yahoo's calculation of the Page Views delivered under this Agreement. To the extent that Yahoo elects, in its sole discretion, to conduct research or analysis on behalf of or at the direction of ARTISTdirect, Yahoo will share its results with ARTISTdirect at no additional fee to ARTISTdirect beyond those fees set forth in Section 11.

11.     COMPENSATION.

               11.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, ARTISTdirect will pay to Yahoo a non-refundable, non-creditable slotting fee equal to nineteen million, eight hundred thousand dollars ($19,800,000), of which eighteen million, eight hundred thousand dollars ($18,800,000) will be paid to Yahoo on or before the dates set forth in the payment schedule below, and one million dollars ($1,000,000) will be provided to Yahoo in the form of in kind co-marketing opportunities, such co-marketing opportunities to be mutually agreed upon by the parties within 90 days after the Effective Date. One million dollars ($1,000,000) of the first payment set forth in the payment schedule below will be designated as a


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        * Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                     set up fee for the design, consultation, development, implementation and placement of the ARTISTdirect Links.

                     Payment          Date
                     -------          ----

                     $5,500,000       Due upon execution of Agreement
                     $1,900,000       On or before March 15, 2000
                     $1,900,000       On or before June 15, 2000
                     $1,900,000       On or before September 15, 2000
                     $1,900,000       On or before December 15, 2000
                     $1,900,000       On or before March 15, 2001
                     $1,900,000       On or before June 15, 2001
                     $1,900,000       On or before September 15, 2001

               11.2 Payment Information. Except as set forth in Section 10.3, all payments herein are non-refundable and non-creditable and will be made by ARTISTdirect via wire transfer into Yahoo's main account according to the wire transfer instructions set forth on Exhibit S.


               11.3 Late Payments. Any portion of the above payments that has not been paid to Yahoo within 5 days after the dates set forth above will bear interest at the lesser of (a) one percent (1%) per month or (b) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by ARTISTdirect to make the payments specified in Section 11.1 on the dates set forth therein constitutes a material breach of this Agreement.



               11.4 Ability to Pay. ARTISTdirect represents and warrants that it has the ability to pay to Yahoo all fees set forth in this Agreement.

12.     TERM AND TERMINATION.

               12.1 Term. This Agreement will commence upon the Effective Date and, unless terminated as provided herein, will remain in effect for the Term.

               12.2 Termination by Either Party with Cause. This Agreement may be terminated at any time by either party (a) immediately upon written notice if the other party (1) becomes insolvent; (2) files a petition in bankruptcy; or (3) makes an assignment for the benefit of its creditors; or (b) 30 days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (20 days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that ARTISTdirect does not remedy a breach of its payment obligation under this Agreement within 20 days of Yahoo's written notice to ARTISTdirect, Yahoo will be entitled to suspend its performance under this Agreement immediately. Any notice of breach provided in accordance with subsection (b) will describe any termination of the Warrant that will result from such breach.

               12.3 Survival. The provisions of Sections 1, 10.3, 11, 13 through 17 and this 12.3 will survive expiration or termination of this Agreement, except that ARTISTdirect's payment obligations set forth in Section 11.1 will not survive a proper termination of this Agreement by ARTISTdirect in accordance with Section 12.2.

13.     CONFIDENTIAL INFORMATION AND PUBLICITY.

               13.1 Terms and Conditions. The terms and conditions of this Agreement will be considered confidential and will not be disclosed to any third parties except to such party's accountants, attorneys or except as otherwise required by law. Neither party will make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent. If this Agreement or any of its terms must be disclosed under any law, rule or regulation (e.g., as part of a filing with the United States Securities and Exchange Commission), excluding an order or other discovery request issued by a court of competent jurisdiction, the disclosing party will
                     (a) give written notice of the intended disclosure to the other party at least 3 days in advance of the date of disclosure; (b) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations; and (c) submit a request, to be agreed upon by the other party, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. With respect to a party's responses to the United States Securities and Exchange Commission's comments on a confidential treatment request, the disclosing party will use best efforts to provide the other party with reasonable prior notice of the intended disclosure, but a failure to provide such notice will not be deemed a breach of this Agreement.

               13.2 Publicity. Yahoo and ARTISTdirect will jointly issue a press release announcing this Agreement. The parties will use commercially reasonable efforts to issue a joint press release announcing this Agreement within 10 days after the Launch Date, but no sooner than January 1, 2000. Any and all publicity relating to this Agreement and subsequent transactions between Yahoo and ARTISTdirect and the method of its release will be approved in advance of the release, in writing, by both Yahoo and ARTISTdirect.

               13.3 Nondisclosure Agreement. Yahoo and ARTISTdirect acknowledge and agree that the terms of the Mutual Nondisclosure Agreement attached as Exhibit U will be incorporated by reference and made a part of this Agreement, and will govern the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement.

               13.4 User Data. All information and data provided to Yahoo by users of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties will be retained by and owned solely by Yahoo. All information and data provided to ARTISTdirect on the ARTISTdirect Network or otherwise collected by ARTISTdirect relating to user activity on the ARTISTdirect Network will be retained by and owned solely by ARTISTdirect. Notwithstanding the foregoing, [***]* will own all information and data provided to Yahoo by users who participate in the Sweepstakes that Yahoo makes available via the ARTISTdirect Sweepstakes Button and the ARTISTdirect Sweepstakes Text Link. Each party agrees to use information and data provided to it by a user only as authorized by that user and will not disclose, sell, license or otherwise transfer this information to any third party or use this information for the transmission of "junk mail," "spam" or any other unsolicited mass distribution of information. With respect to information and data provided by or collected from users in connection with the ARTISTdirect RMI Site, the Yahoo Remote Merchant Integration Program Agreement will govern the ownership and use of such information and data by the parties.

               13.5 Privacy of User Information. ARTISTdirect will (a) ensure that all information provided by users of the ARTISTdirect Network is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications and (b) provide a link to its privacy policy regarding the protection of user data on those Pages of the ARTISTdirect Network where the user is requested to provide personal or financial information. Further, ARTISTdirect represents and warrants that it has reviewed the FTC Order and will not engage in any conduct that it reasonably believes would cause Yahoo to violate the FTC Order. ARTISTdirect agrees to follow and comply with all reasonable instructions and directions of Yahoo to ensure Yahoo's compliance with the FTC Order.

14.     INDEMNIFICATION.

               14.1 By ARTISTdirect. ARTISTdirect, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates against any claim, demand, action or other proceeding brought by any third party against Yahoo to the extent that such claim, demand, action or other proceeding is based on, or arises out of, a claim that any ARTISTdirect Brand Feature, ARTISTdirect Content, any material, product or service produced, distributed, offered or sold by ARTISTdirect, or any material presented on the ARTISTdirect Network or the ARTISTdirect RMI Site (excluding any Yahoo graphic links placed by ARTISTdirect in accordance with Section 8.6)


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                                       18
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                     (a)  infringes in any manner any copyright, patent,
                          trademark, trade secret or any other intellectual property right of any third party;

                     (b) is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation;

                     (c) violates any rights of any person or entity, including but not limited to rights of publicity, privacy or personality;

                     (d) has resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; or

                     (e) is subject to any fees, royalties, licenses or any other payments to any third party;

                     provided, however, that in any such case: (1) Yahoo provides ARTISTdirect with prompt written notice of any such claim; (2) Yahoo permits ARTISTdirect to assume and control the defense of such action or proceeding upon ARTISTdirect's written notice to Yahoo of its intention to indemnify; and (3) upon ARTISTdirect's written request, and at no expense to Yahoo, Yahoo will provide ARTISTdirect with all available information and assistance reasonably necessary for ARTISTdirect to defend such claim. ARTISTdirect will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which will not be unreasonably withheld. ARTISTdirect will pay any and all costs, damages and expenses, including but not limited to reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, demand, action or other proceeding. It is understood and agreed that Yahoo will not be required to edit or review for accuracy or appropriateness any content provided by ARTISTdirect.

               14.2 By Yahoo. Yahoo, at its own expense, will indemnify, defend and hold harmless ARTISTdirect and its employees, representatives, agents and affiliates against any claim, demand, action or other proceeding brought by any third party against ARTISTdirect to the extent that such claim, demand, action or other proceeding is based on, or arises out of, a claim that any Yahoo Brand Feature

                     (a) infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party;

                     (b) is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation;

                     (c) violates any rights of any person or entity, including but not limited to rights of publicity, privacy or personality;

                     (d) has resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; or

                     (e) is subject to any fees, royalties, licenses or any other payments to any third party;

                      provided, however, that in any such case: (1) ARTISTdirect provides Yahoo with prompt written notice of any such claim; (2) ARTISTdirect permits Yahoo to assume and control the defense of such action or proceeding upon Yahoo's written notice to ARTISTdirect of its intention to indemnify; and (3) upon Yahoo's written request, and at no expense to ARTISTdirect, ARTISTdirect will provide Yahoo with all available information and assistance reasonably necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to ARTISTdirect, without ARTISTdirect's prior written consent, which will not be unreasonably withheld. Yahoo will pay any and all costs, damages and expenses, including but not limited to reasonable attorneys' fees and costs awarded against or otherwise incurred by ARTISTdirect in connection with or arising from any such claim, demand, action or other proceeding.

15.     LIMITATION OF LIABILITY.

               EXCEPT AS PROVIDED IN SECTION 14, UNDER NO CIRCUMSTANCES WILL ARTISTDIRECT, YAHOO OR ANY AFFILIATE OF EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

16.     INSURANCE.


               ARTISTdirect will maintain insurance during the Term with a carrier that is reasonably acceptable to Yahoo and with coverage for commercial general liability and errors and omissions of at least $1 million per occurrence. ARTISTdirect will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within 10 days of the Effective Date. Such insurance policy will not be cancelled or modified in a manner inconsistent with this provision without Yahoo's prior written consent.

17.     GENERAL PROVISIONS.

               17.1 Independent Contractors. It is the intention of Yahoo and ARTISTdirect that Yahoo and ARTISTdirect are, and will be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement will be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and ARTISTdirect.

               17.2 Entire Agreement. This Agreement, and all Exhibits attached hereto, represents the entire agreement between Yahoo and ARTISTdirect with respect to the subject matter hereof and thereof and will supersede all prior agreements and communications of the parties, oral or written, including but not limited to the Letter of Understanding executed on or about December 1, 1999 between Yahoo and ARTISTdirect.

               17.3 Amendment and Waiver. No amendment to, or waiver of, any provision of this Agreement will be effective unless in writing and signed by both parties. The waiver by any party of any breach or default will not constitute a waiver of any different or subsequent breach or default.

               17.4 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

               17.5 Successors and Assigns. Neither party will assign its rights or obligations under this Agreement without the prior written consent of the other party, which will not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity that acquires substantially all of the stock or assets of a party to this Agreement, except that consent will be required if the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

               17.6 Force Majeure. Neither party will be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party. If such event continues for more than 30 days, the other party may terminate this Agreement without further obligation.

               17.7 Notices. Any notice, request or other communication called for by this Agreement will be (a) in writing; (b) sent by overnight or certified mail return receipt requested; and
                     (c) deemed delivered to the party to whom such communication is directed, if by overnight mail, on the date delivered or, if by certified mail, 2 days following the date sent. If to Yahoo, such notices will be addressed to 3420 Central Expressway, Santa Clara, CA 95051, Fax:
                     (408) 731-3301 Attention: Senior Vice President, Sales, with a copy to its General Counsel. If to ARTISTdirect, such notices will be addressed to 17835 Ventura Boulevard, Suite 310, Encino, CA 91316 Attention: Chief Operating Officer, with a copy to its counsel, Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067, Attention: Allen D. Lenard, Esq.


               17.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not effect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               17.9 Sole Responsibility. ARTISTdirect will remain solely responsible for the operation of the ARTISTdirect Network, and Yahoo will remain solely responsible for the operation of Yahoo's principal U.S. targeted Web site (the "Yahoo Site"). Each party (a) acknowledges that the ARTISTdirect Network and the Yahoo Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective internet-based service.

               17.10 Counterparts. This Agreement may be executed in two
                     counterparts, both of which taken together will constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

               17.11 Authority. Each of Yahoo and ARTISTdirect represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

               17.12 Attorneys Fees. The prevailing party in any action to enforce this Agreement will be entitled to reimbursement of its expenses, including reasonable attorneys' fees.


                            [SIGNATURE PAGE FOLLOWS]

               This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                                ARTISTDIRECT, INC.

By: /s/ ANIL SINGH                         By: /s/ KEITH YOKOMOTO
    ---------------------------------         ----------------------------------

Name: Anil Singh                           Name: Keith Yokomoto
     --------------------------------           --------------------------------

Title: Senior Vice President               Title: President and COO
      -------------------------------            -------------------------------


Attn: Senior Vice President, Sales         Attn: Chief Operating Officer
3420 Central Expressway
Santa Clara, CA 95051
Tel.:  (408) 731-3300                      Tel: (818) 758-8700
Fax: (408) 731-3301                        Fax: (818) 758-8722
e-mail: Singh@yahoo-inc.com                e-mail: Keith@artistdirect.com

                                    EXHIBIT T

                             FTC DECISION AND ORDER

                                                                         9823015
                                                                         B251544
                            UNITED STATES OF AMERICA
                            FEDERAL TRADE COMMISSION

COMMISSIONERS:

    ROBERT PITOFSKY, CHAIRMAN

    SHEILA F. ANTHONY

    MOZELLE W. THOMPSON

    ORSON SWINDLE

                                IN THE MATTER OF
                            GEOCITIES, A CORPORATION.
                                DOCKET NO. C-3850
                               DECISION AND ORDER

The Federal Trade Commission having initiated an investigation of certain acts and practices of the respondent named in the caption hereof, and the respondent having been furnished thereafter with a copy of a draft of complaint which the Bureau of Consumer Protection proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge respondent with violation of the Federal Trade Commission Act; and

The respondent, its attorneys, and counsel for Federal Trade Commission having thereafter executed an agreement containing a consent order, an admission by the respondent of all the jurisdictional facts set forth in the aforesaid draft of complaint, a statement that the signing of said agreement is for settlement purposes only and does not constitute an admission by respondent that the law has been violated as alleged in such complaint, or that the facts as alleged in such complaint, other than jurisdictional facts, are true and waivers and other provisions as required by the Commission's Rules; and

The Commission having considered the matter and having determined that it had reason to believe that the respondent has violated the said Act, and that complaint should issue stating its charges in that respect, and having thereupon accepted the executed consent agreement and placed such agreement on the public record for a period of sixty (60) days, and having duly considered the comments filed thereafter by interested persons pursuant to Section 2.34 of its Rules, now in further conformity with the procedure prescribed in Section 2.34 of its Rules, the Commission hereby issues its complaint, makes the following jurisdictional findings and enters the following order:

    1. Respondent GeoCities, is a corporation organized, existing, and doing business under and by virtue of the laws of the State of California, with its office or principal place of business located at 1918 Main Street, Suite 300, Santa Monica, California 90405.

    2. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the respondent, and the proceeding is in the proceeding is in the public interest.

                                      ORDER
                                   DEFINITIONS

For purposes of this order, the following definitions shall apply:

    1. "Child" or "children" shall mean a person of age twelve (12) or under.

    2. "Parents" or "parental" shall mean a legal guardian, including, but not limited to, a biological or adoptive parent.

    3. "Personal identifying information" shall include, but is not limited to, first and last name, home or other physical address (e.g., school), e-mail address, telephone number, or any information that identifies a specific individual, or any information which when tied to the above becomes identifiable to a specific individual.

    4. "Disclosure" or "disclosed to third party(ies)" shall mean (a) the release of information in personally identifiable form to any other individual, firm, or organization for any purpose or (b) making publicly available such information by any means including, but not limited to, public posting on or through home pages, pen pal services, e-mail services, message boards, or chat rooms.

    5. "Clear(ly) and prominent(ly)" shall mean in a type size and location that are not obscured by any distracting elements and are sufficiently noticeable for an ordinary consumer to read and comprehend, and in a typeface that contrasts with the background against which it appears.

    6. "Archived" database shall mean respondent's off-site "back-up" computer tapes containing member profile information and GeoCities Web site information.

    7. "Electronically verifiable signature" shall mean a digital signature or other electronic means that ensures a valid consent by requiring: (1) authentication (guarantee that the message has come from the person who claims to have sent it); (2) integrity (proof that the message contents have not been altered, deliberately or accidentally, during transmission); and
    (3) non-repudiation (certainty that the sender of the message cannot later deny sending it).

    8. "Express parental consent" shall mean a parent's affirmative agreement that is obtained by any of the following means: (1) a signed statement transmitted by postal mail or facsimile; (2) authorizing a charge to a credit card via a secure server; (3) e-mail accompanied by an electronically verifiable signature; (4) a procedure that is specifically authorized by statute, regulation, or guideline issued by the Commission; or (5) such other procedure that ensures verified parental consent and ensures the identity of the parent, such as the use of a reliable certifying authority.

    9. Unless otherwise specified, "respondent" shall mean GeoCities, its successors and assigns and its officers, agents, representatives, and employees.

    10. "Commerce" shall mean as defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. Section 44.

                                       I.

IT IS ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not make any misrepresentation, in any manner, expressly or by implication, about its collection or use of such information from or about consumers, including, but not limited to, what information will be disclosed to third parties and how the information will be used.

                                       II.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not misrepresent, in any manner, expressly or by implication, the identity of the party collecting any such information or the sponsorship of any activity on its Web site.

                                      III.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall not collect personal identifying information from any child if respondent has actual knowledge that such child does not have his or her parent's permission to provide the information to respondent. Respondent shall not be deemed to have actual knowledge if the child has falsely represented that (s)he is not a child and respondent does not knowingly possess information that such representation is false.

                                       IV.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information, in or affecting commerce, shall provide clear and prominent notice to consumers, including the parents of children, with respect to respondent's practices with regard to its collection and use of personal identifying information. Such notice shall include, but is not limited to, disclosure of:

    A. what information is being collected (e.g., "name," "home address," "e-mail address," "age," "interests");

    B. its intended use(s);

    C. the third parties to whom it will be disclosed (e.g., "advertisers of consumer products," mailing list companies," "the general public");

    D. the consumer's ability to obtain access to or directly access such information and the means by which (s)he may do so;

    E. the consumer's ability to remove directly or have the information removed from respondent's databases and the means by which (s)he may do so; and

    F. the procedures to delete personal identifying information from respondent's databases and any limitations related to such deletion.

    Such notice shall appear on the home page of respondent's Web site(s) and at each location on the site(s) at which such information is collected.

Provided that, respondent shall not be required to include the notice at the locations at which information is collected if such information is limited to tracking information and the collection of such information is described in the notice required by this Part.

Provided further that, for purposes of this Part, compliance with all of the following shall be deemed adequate notice: (a) placement of a clear and prominent hyperlink or button labeled PRIVACY NOTICE on the home page(s), which directly links to the privacy notice screen(s); (b) placement of the information required in this Part clearly and prominently on the privacy notice screen(s), followed on the same screen(s) with a button that must be clicked on to make it disappear; and (c) at each location on the site at which any personal identifying information is collected, placement of a clear and prominent hyperlink on the initial screen on which the collection takes place, which links directly to the privacy notice and which is accompanied by the following statement in bold typeface: NOTICE: WE COLLECT PERSONAL INFORMATION ON THIS SITE. TO LEARN MORE ABOUT HOW WE USE YOUR INFORMATION CLICK HERE.

                                       V.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall maintain a procedure by which it obtains express parental consent prior to collecting and using such information.

Provided that, respondent may implement the following screening procedure that shall be deemed to be in compliance with this Part. Respondent shall collect and retain certain personal identifying information from a child, including birth date and the child's and parent's e-mail addresses (hereafter "screening information"), enabling respondent to identify the site visitor as a child and to block the child's attempt to register with respondent without express parental consent. If respondent elects to have the child register with it, respondent shall: (1) give notice to the child to have his/her parent provide express parental consent to register; and/or (2) send a notice to the parent's e-mail address for the purpose of obtaining express parental consent. The notice to the child or parent shall provide instructions for the parent to: (1) go to a specific URL on the Web site to receive information on respondent's practices regarding its collection and use of personal identifying information from children and (2) provide express parental consent for the collection and use of such information. Respondent's collection of screening information shall be by a manner that discourages children from providing personal identifying information in addition to the screening information. All personal identifying information collected from a child shall be held by respondent in a secure manner and shall not be used in any manner other than to effectuate the notice to the child or parent, or to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent. The personal identifying information collected shall not be disclosed to any third party prior to the receipt of express parental consent. If express parental consent is not received by twenty (20) days after respondent's collection of the information from the child, respondent shall remove all such personal identifying information from its databases, except such screening information necessary to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent.

                                       VI.

Nothing in this order shall prohibit respondent from collecting personal identifying information from children or from using such information, as specifically permitted in the Children's Online Privacy Protection Act of 1998 (without regard to the effective date of the Act) or as such Act may hereafter be amended; regulations or guides promulgated by the Commission; or self-regulatory guidelines approved by the Commission pursuant to the Act.

                                      VII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall provide a reasonable means for consumers, including the parents of children, to obtain removal of their or their children's personal identifying information collected and retained by respondent and/or disclosed to third parties, prior to the date of service of this order, as follows:

A. Respondent shall provide a clear and prominent notice to each consumer over the age of twelve (12) from whom it collected personal identifying information and disclosed that information to CMG Information Services, Inc., describing such consumer's options as stated in Part VI.C and the manner in which (s)he may exercise them.

B. Respondent shall provide a clear and prominent notice to the parent of each child from whom it collected personal identifying information prior to May 20, 1998, describing the parent's options as stated in Part VI.C and the manner in which (s)he may exercise them.

C. Respondent shall provide the notice within thirty (30) days after the date of service of this order by e-mail, postal mail, or facsimile. Notice to the parent of a child may be to the e-mail address of the parent and, if not known by respondent, to the e-mail address of the child. The notice shall include the following information:

    1. the information that was collected (e.g., "name," "home address," "e-mail address," "age," "interests"); its use(s) and/or intended use(s); and the third parties to whom it was or will be disclosed (e.g., "advertisers of consumer products," "mailing list companies," "the general public") and with respect to children, that the child's personal identifying information may have been made public through various means, such as by publicly posting on the child's personal home page or disclosure by the child through the use of an e-mail account;

    2. the consumer's and child's parents' right to obtain access to such information and the means by which (s)he may do so;

    3. the consumer's and child's parents' right to have the information removed from respondent's or a third party's databases and the means by which (s)he may do so;

    4. a statement that childrens information will not be disclosed to third parties, including public posting, without express parental consent to the disclosure or public posting;

    5. the means by which express parental consent may be communicated to the respondent permitting disclosure to third parties of a child's information; and

    6. a statement that the failure of a consumer over the age of twelve (12) to request removal of the information from respondent's databases will be deemed as approval to its continued retention and/or disclosure to third parties by respondent.

D. Respondent shall provide to consumers, including the parents of children, a reasonable and secure means to request access to or directly access their or their children's personal identifying information. Such means may include direct access through password protected personal profile, return e-mail bearing an electronically verifiable signature, postal mail, or facsimile.

E. Respondent shall provide to consumers, including the parents of children, a reasonable means to request removal of their or their children's personal identifying information from respondent's and/or the applicable third party's databases or an assurance that such information has been removed. Such means may include e-mail, postal mail, or facsimile.

F. The failure of a consumer over the age of twelve (12) to request the actions specified above within twenty (20) days after his/her receipt of the notice required in Part VI.A shall be deemed to be consent to the information's continued retention and use by respondent and any third party.

G. Respondent shall provide to the parent of a child a reasonable means to communicate express parental consent to the retention and/or disclosure to third parties of his/her child's personal identifying information. Respondent shall not use any such information or disclose it to any third party unless and until it receives express parental consent.

H. If, in response to the notice required in Part VI.A, respondent has received a request by a consumer over the age of twelve (12) that respondent should remove from its databases the consumer's personal identifying information or has not received the express consent of a parent of a child to the continued retention and/or disclosure to third parties of a child's personal identifying information by respondent within twenty (20) days after the parent's receipt of the notice required in Part VI.B, respondent shall within ten (10) days:

    1. Discontinue its retention and/or disclosure to third parties of such information, including but not limited to (a) removing from its databases all such information, (b) removing all personal home pages created by the child, and (c) terminating all e-mail accounts for the child; and

    2. Contact all third parties to whom respondent has disclosed the information, requesting that they discontinue using or disclosing that information to other third parties, and remove the information from their databases.

    With respect to any consumer over the age of twelve (12) or any parent of a child who has consented to respondent's continued retention and use of personal identifying information pursuant to this Part, such consumer's or parent's continuing right to obtain access to his/her or a child's personal identifying information or removal of such information from respondent's databases shall be as specified in the notice required by Part IV of this order.

I. Within thirty (30) days after the date of service of this order, respondent shall obtain from a responsible official of each third party to whom it has disclosed personal identifying information and from each GeoCities Community Leader a statement stating that (s)he has been advised of the terms of this order and of respondent's obligations under this Part, and that (s)he agrees, upon notification from respondent, to discontinue using or disclosing a consumer's or child's personal identifying information to other third parties and to remove any such information from its databases.

J. As may be permitted by law, respondent shall cease to do business with any third party that fails within thirty (30) days of the date of service of this order to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or
(b) remove any such information from their databases. With respect to any GeoCities Community Leader, the respondent shall cease the Community Leader status of any person who fails to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases.

For purposes of this Part: "third party(ies)" shall mean each GeoCities Community Leader, CMG Information Services, Inc., Surplus Software, Inc. (Surplus Direct/Egghead Computer), Sage Enterprises, Inc. (GeoPlanet/Planetall), Netopia, Inc. (Netopia), and InfoBeat/Mercury Mail (InfoBeat).

                                      VIII.

IT IS FURTHER ORDERED that for the purposes of this order, respondent shall not be required to remove personal identifying information from its archived database if such information is retained solely for the purposes of Web site system maintenance, computer file back-up, to block a child's attempt to register with or otherwise provide personal identifying information to respondent without express parental consent, or to respond to requests for such information from law enforcement agencies or pursuant to judicial process. Except as necessary to respond to requests from law enforcement agencies or pursuant to judicial process, respondent shall not disclose to any third party any information retained in its archived database. In any notice required by this order, respondent shall include information, clearly and prominently, about its policies for retaining information in its archived database.

                                       IX.

IT IS FURTHER ORDERED that for five (5) years after the date of this order, respondent GeoCities, and its successors and assigns, shall place a clear and prominent hyperlink within its privacy statement which states as follows in bold typeface:

NOTICE: CLICK HERE FOR IMPORTANT INFORMATION ABOUT SAFE SURFING FROM THE FEDERAL TRADE COMMISSION.

The hyperlink shall directly link to a hyperlink/URL to be provided to respondent by the Commission. The Commission may change the hyperlink/URL upon thirty (30) days prior written notice to respondent.

                                       X.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall maintain and upon request make available to the Federal Trade Commission for inspection and copying the following:

    A. For five (5) years after the last date of dissemination of a notice required by this order, a print or electronic copy in HTML format of all documents relating to compliance with Parts IV through VIII of this order, including, but not limited to, a sample copy of every information collection form, Web page, screen, or document containing any representation regarding respondent's information collection and use practices, the notice required by Parts IV through VI, any communication to third parties required by Part VI, and every Web page or screen linking to the Federal Trade Commission Web site. Each Web page copy shall be accompanied by the URL of the Web page where the material was posted online. Electronic copies shall include all text and graphics files, audio scripts, and other computer files used in presenting information on the World Wide Web; and

Provided that, after creation of any Web page or screen in compliance with this order, respondent shall not be required to retain a print or electronic copy of any amended Web page or screen to the extent that the amendment does not affect respondent's compliance obligations under this order.

    B. For five (5) years after the last collection of personal identifying information from a child, all materials evidencing the express parental consent given to respondent.

                                       XI.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall deliver a copy of this order to all current and future principals, officers, directors, and managers, and to all current and future employees, agents, and representatives having responsibilities with respect to the subject matter of this order. Respondent shall deliver this order to current personnel within thirty (30) days after the date of service of this order, and to future personnel within thirty (30) days after the person assumes such position or responsibilities.

                                      XII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall establish an "information practices training program" for any employee or GeoCities Community Leader engaged in the collection or disclosure to third parties of consumers' personal identifying information. The program shall include training about respondent's privacy policies, information security procedures, and disciplinary procedures for violations of its privacy policies. Respondent shall provide each such current employee and GeoCities Community Leader with information practices training materials within thirty (30) days after the date of service of this order, and each such future employee or GeoCities Community Leader such materials and training within thirty (30) days after (s)he assumes his/her position or responsibilities.

                                      XIII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall notify the Commission at least thirty (30) days prior to any change in the corporation that may affect compliance obligations arising under this order, including, but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this order; the proposed filing of a bankruptcy petition; or a change in the corporate name or address. Provided, however, that, with respect to any proposed change in the corporation about which respondent learns less than thirty (30) days prior to the date such action is to take place, respondent shall notify the Commission as soon as is practicable after obtaining such knowledge. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.

                                      XIV.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall, within sixty (60) days after service of this order, and at such other times as the Federal Trade Commission may require, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

                                       XV.

This order will terminate on February 5, 2019, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; provided, however, that the filing of such a complaint will not affect the duration of:

    A. Any Part in this order that terminates in less than twenty (20) years;

    B. This order's application to any respondent that is not named as a defendant in such complaint; and

    C. This order if such complaint is filed after the order has terminated pursuant to this Part.

Provided, further, that if such complaint is dismissed or a federal court rules that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this Part as though the complaint had never been filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.

By the Commission.
Donald S. Clark
Secretary
ISSUED: February 5, 1999
SEAL









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                                    EXHIBIT U
                         MUTUAL NONDISCLOSURE AGREEMENT

1. "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party pursuant to this Agreement.

2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees, consultants, advisors and investors who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party, (d) independently developed by the receiving party without use of any Confidential Information and by persons who have not had access to any Confidential Information (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

5. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

6. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

7. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.



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8.  This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within Section
    4. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.






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